EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Independent Bank Corporation on Form S-3 of our report dated March 5, 2008 on the financial statements and effectiveness of internal control over financial reporting of Independent Bank Corporation, which report appears in the Annual Report on Form 10-K of Independent Bank Corporation for the year ended December 31, 2007 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP
_____________________________

Grand Rapids, Michigan
December 29, 2008